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                                                                   Exhibit 23.4



              [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]




                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


        We hereby consent to the incorporation by reference in this registration statement of our Firm's report on the proved oil and gas reserve quantities of Aquila Energy Resources Corporation as of December 31, 1994, and to all references to our Firm's name and report included in this registration statement.



                                       NETHERLAND, SEWELL & ASSOCIATES, INC.



                                       By:   /s/  DANNY D. SIMMONS
                                           ------------------------------------
                                                  Danny D. Simmons
                                                  Senior Vice President

Houston, Texas
December 7, 1995